Exhibit 5.1

[FORM OF OPINION OF JONES DAY]

[•], 2018

Granite Construction Incorporated

585 West Beach Street

Watsonville, California 95076

Re:	Registration Statement on Form S-4 by Granite Construction Incorporated

Ladies and Gentlemen:

We have acted as counsel to Granite Construction Incorporated, a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 7,741,059 shares of the Company’s common stock, par value $1.00 per share (the “Shares”), pursuant to the transactions contemplated by the Agreement and Plan of Merger, dated as of February 13, 2018 (the “Merger Agreement”), by and among the Company, Layne Christensen Company, a Delaware corporation, and Lowercase Merger Sub Incorporated, a Delaware corporation and wholly owned subsidiary of the Company. The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March [•], 2018 (as the same may be amended from time to time, the “Registration Statement”), to which this opinion is an exhibit.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued pursuant to the terms of the Merger Agreement, as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

In rendering the opinion above, we have assumed that the stockholders of the Company will have approved the issuance of the Shares pursuant to the terms of the Merger Agreement, as contemplated by the Registration Statement.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

Granite Construction Incorporated

[•], 2018

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

2